Exhibit 10.1

IPC THE HOSPITALIST COMPANY, INC.

2007 EQUITY PARTICIPATION PLAN

PERFORMANCE UNIT AGREEMENT

PERFORMANCE UNIT AGREEMENT (the “Agreement”), dated as of [                    ] (the “Grant Date”) by and between IPC The Hospitalist Company, Inc. (the “Company”), and [                ] (the “Grantee”).

In accordance with Section 11 of the IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”) and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee a performance unit award (the “Award”) with respect to [            ] shares of the Company’s Common Stock, par value $0.001 per share (the “Stock”) on the terms and conditions as set forth herein. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan

To evidence the Award and to set forth its terms, the Company and the Grantee agree as follows:

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Grantee accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2. Rights as a Stockholder.

(a) The Grantee shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until such shares become vested pursuant to Section 3 hereof and the Grantee becomes a stockholder of record with respect to such shares.

(b) As of each date on which the Company pays a cash dividend to record owners of shares of Stock (a “Dividend Date”), the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms as the shares to which they relate.

3. Performance Goals and Vesting.

(a) General. The Award shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the following performance goal, provided that that the Grantee remains in continuous employment with the Company through the applicable Vesting Date:

[PERFORMANCE GOALS]

Subject to the achievement of the performance goal set forth above, 50% of the Award shall vest on the second anniversary of the Grant Date and the remaining 50% of the Award shall vest on the third anniversary of the Grant Date (each date, a “Vesting Date”). Attainment of the performance goals shall be determined and certified by the Committee in writing within 60 days following the last day of the Performance Period.

(b) Termination of Service. Notwithstanding the foregoing provisions and except as otherwise provided for in Section 3(c) of this Agreement, if the Grantee incurs a Termination of Service for any reason before the applicable Vesting Date, any portion of the Award which is not vested at the time the Grantee incurs a Termination of Service shall be immediately forfeited.

( c) Change in Control. Notwithstanding anything in this Section 3 to the contrary, in the event that the Grantee incurs a Termination of Service within ninety (90) days immediately preceding or eighteen (18) months immediately following the occurrence of a Change in Control for any reason other than death, Disability, termination by the

Company for Cause or voluntary termination by the Grantee for other than Good Reason, the Company shall issue or transfer to the Grantee the number of shares of Stock subject to the Award as of the date of such Termination of Service or Change in Control (whichever is later), within seventy-five (75) days following the Grantee’s Termination of Service or Change in Control (whichever is later). For purposes of this Agreement, the terms “Cause,” “Disability,” and “Good Reason” shall have the meanings assigned to such terms in the Executive Change in Control Plan applicable to the Grantee on the Grant Date.

4. Settlement of Award. Subject to Section 10 and the Committee’s certification of the attainment of the performance goal, as soon as practicable after the applicable Vesting Date, the Company shall issue or transfer to the Grantee the number of shares of Stock subject to the Award that are vested (provided that such shares of Stock shall be issued no later than the March 15th immediately following the applicable Vesting Date). The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Grantee or by making an appropriate entry on the books of the Company or the transfer agent of the Company.

5. Transfer Restrictions and Investment Representation.

(a) Nontransferability of Award. The Award may not be transferred by the Grantee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

(b) Investment Representation. The Grantee hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Grantee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Grantee of any shares of Stock subject to the Award, the Grantee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the Award, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but except as provided thereunder shall not adversely affect Grantee’s rights hereunder without Grantee’s consent.

7. No Limitation on Rights of the Company. The grant of the Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

8. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

9. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

10. Taxes.

(a) Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the vesting of the Award, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(b) Tax Consequences. The Grantee understands that the Grantee is solely responsible for all tax consequences to the Grantee in connection with this Award. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the Award and that the Grantee is not relying on the Company for any tax advice.

11. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

12. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

13. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The Award is intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). Notwithstanding any other provision in this Agreement, if Grantee is a “specified employee” (as defined in Section 409A of the Code) as of the date of Grantee’s “separation from service” (within the meaning of Section 409A of the Code), then to the extent that any shares of Stock payable to the Grantee (i) constitutes the payment of nonqualified deferred compensation within the meaning of Section 409A of the Code, and (ii) are issuable or transferable to the Grantee upon the Grantee’s separation from service, then such shares of Stock shall not be issued or transferred to the Grantee (or the Grantee’s beneficiary) until the earlier to occur of (i) the first business day following the six-month anniversary of such separation from service and (ii) the date of the Grantee’s death.

14. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions of this Agreement and of the Plan. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

16. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

17. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

18. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of             , 2012.

IPC THE HOSPITALIST COMPANY, INC.

By:

Name:	Adam D. Singer, M.D.

Title:	Chief Executive Officer

GRANTEE

By:

Name: